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                                                                    EXHIBIT 5.1

                           [Letterhead TOBIN & TOBIN]


                                                 January 23, 1997



The Board of Directors
Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941

                  Re:      Registration Statement on Form S-8/S-3
                           relative to the Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan, amended December 13, 1996

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan, amended December 13, 1996, by Redwood Trust, Inc., a Maryland corporation (the "Company"), covering an aggregate of 1,649,486 shares of the Company's common stock, par value $0.01 per share (the "Common Stock" or the "Shares").

                  This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8/S-3, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on or about the date hereof (together with all exhibits thereto, the "Registration Statement"), (ii) the Prospectus for a portion of the Shares and the Reoffer Prospectus included within the Registration Statement covering the remaining Shares, (iii) the Charter of the Company, as amended,
(iv) the Bylaws of the Company in effect as of the date hereof, (v) resolutions of the Board of Directors of the Company relating to the issuance and of the Shares and the filing and effectiveness
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The Board of Directors
Redwood Trust, Inc.
January 23, 1997
Page 2

of the Registration Statement, adopted at a meeting on June 14, 1996, and (vi) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except for those matters of Maryland law for which we have relied solely upon the legal opinion of Piper & Marbury, L.L.P., Baltimore, Maryland, dated on or about the date hereof.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, described in the Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to Form S-8/S-3 and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,


                                    /s/ Tobin & Tobin